KANSAS CITY SOUTHERN
2008 STOCK OPTION
AND PERFORMANCE AWARD PLAN

RESTRICTED SHARES AWARD AGREEMENT

By this Agreement, Kansas City Southern, a Delaware corporation (the “Company”), grants to you, [Name], an employee of the Company or an Affiliate, (“you”), that number of shares (“Restricted Shares”) of the Company’s Common Stock, $.01 par value, set forth below, subject to the terms and conditions set forth below and in the attached Exhibit A and in the Kansas City Southern 2008 Stock Option and Performance Award Plan (including Committee rules, regulations, policies and procedures established thereunder), as may from time to time be amended (the “Plan”), all of which are an integral part of this Agreement.

Grant Date: Number of Restricted Shares: Base Period:	[Date] [Number of shares] [Dates of base period]

Restricted Shares shall vest and shall no longer be subject to restrictions upon the satisfaction of annual or cumulative target earnings-per-Share goals, as set forth below.

	ANNUAL TARGETS		CUMULATIVE TARGETS
Performance Period	Earnings Per Share	Portion of	Earnings Per Share	Portion of
		Restricted Shares		Restricted Shares
		That Vest		That Vest

The Award evidenced by this Agreement shall not be effective unless you have indicated your acceptance of this Agreement by signing one copy of this Agreement in the space provided below and returning it to the Corporate Secretary’s Office, in the envelope provided, promptly after your receipt of this Agreement from the Company. You should retain one copy of this Agreement for your records.

Kansas City Southern

By:

[Name and Title]

— —
GRANTEE SECTION — To be completed by grantee and returned to Corporate Secretary’s Office.

As described in the attached Exhibit A, you may make your tax payment with respect to your Restricted Shares award by check or by share withholding. If you decide to make your payment by check, you will need to provide a check for the full payment on the tax liability date. If you decide to make your payment by share withholding, the Company will withhold the necessary number of shares to pay the tax withholding from the Restricted Shares when they vest. Whole shares only will be withheld, having a value on the vesting date not greater than the tax payment due. You will need to provide a check for any remaining amount of the tax payment due. The Corporate Secretary’s office will notify you of the amount due and the date by which payment will be required. Checks must be made payable to “Kansas City Southern.”

Please indicate below how you will make your tax withholding payment with respect to your Restricted Shares and return this form to the Corporate Secretary’s office. Please note that your election is irrevocable.

I irrevocably elect to pay the tax withholding on the above referenced Restricted Shares by (choose only one):

Check, or

Share Withholding (whole shares only; a check will need to be provided for any amount due in excess of the value of the withheld shares.)

I further understand that, by signing below, I hereby accept the above award on the terms and conditions set forth herein and in attached Exhibit A.

ACCEPTED AND AGREED:

[Name of Grantee]
[Address]
[City, State, Zip]

Dated:

EXHIBIT A
to
RESTRICTED SHARES AWARD AGREEMENT

1. Plan Governs. The Award and this Agreement are subject to the terms and conditions of the Plan. The Plan is incorporated in this Agreement by this reference. All capitalized terms used in this Agreement have the meaning set forth in the Plan unless otherwise defined in this Agreement. By executing this Agreement, you acknowledge receipt of a copy of the Plan and the prospectus covering the Plan and you acknowledge that the Award is subject to all the terms and provisions of the Plan. You further agree to accept as binding, conclusive and final all decisions and interpretations by the Plan Committee with respect to any questions arising under the Plan.

2. Payment. The Restricted Shares are awarded to you without requirement of payment.

3. Transfer Restrictions. Until the restrictions lapse, the Restricted Shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by you, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable; provided that the designation of a beneficiary pursuant to Article 14 of the Plan shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. Certificates will be transferred to you only as provided in paragraph 4 of this Restricted Shares Award section.

4. Record of Ownership. The number of your Restricted Shares with respect to which the restrictions have lapsed will be released from restrictions on the books of the Company. Delivery may be effected on an uncertificated basis, to the extent not prohibited by applicable law or the rules of the New York Stock Exchange. To the extent the Shares are delivered in uncertificated form, those Shares shall be deposited directly with Charles Schwab Trust Company, or such other agent designated by the Company, and the Company may utilize electronic or automated methods to transfer the Shares. Until the restrictions lapse, your Restricted Shares either will be evidenced by certificates held by or on behalf of the Company (in which case you will sign and deliver to the Company a stock power relating to the Restricted Shares so that the Company may cancel the Restricted Shares in the event of forfeiture), or the Restricted Shares will be reflected in a book-entry form or other account maintained by the Company, as determined by the Company.

5. Rights as Stockholder. During the Period of Restriction you will have all of the rights of a stockholder of the Company with respect to the Restricted Shares subject to the provisions of paragraph 3 of this Exhibit A.

6. Lapse of Restrictions for Reasons Other than Attainment of Performance Targets. The Restricted Shares will vest, to the extent not previously vested under paragraph 7 of this Exhibit, and no longer be subject to restrictions upon the first of the following events to occur:

(a) Your Termination of Affiliation by reason of your death; or

(b) Your Termination of Affiliation by reason of your Disability; or

(c) A Change of Control.

7. Performance Based Lapse of Restrictions. Notwithstanding paragraph 6 of this Exhibit A, a portion of the Restricted Shares as set forth in the Award Agreement shall vest and no longer be subject to restrictions if the earnings-per-Share for any applicable twelve-month performance period or cumulative performance period as set forth in the Award Agreement is greater than or equal to the target earnings-per-Share goal set forth in the Award Agreement for such twelve-month performance period or cumulative performance period, but only if you remain continuously employed by the Company or an Affiliate from the Grant Date to the end of such twelve-month performance period or cumulative performance period, as applicable, and subject to the condition that the applicable performance measures are certified by the Committee for the relevant performance period.

For this purpose, earnings-per-Share means basic earnings per common share for a twelve-month performance period or cumulative performance period, which is computed by dividing income available to common stockholders for the twelve-month performance period or cumulative performance period by the weighted average number of common shares outstanding for the period. Earnings-per-Share will be calculated for a twelve-month performance period or cumulative performance period based upon the accounting principles used by the Company in the normal course, but such earnings-per-Share shall be adjusted by the Committee in accordance with applicable accounting principles for purposes of this Agreement to exclude the impact of discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. Determination by the Committee or its designee shall be final and conclusive on all parties, but shall be based on relevant objective information or financial data.

8. Forfeiture. If you have a Termination of Affiliation prior to any of the vesting events specified in paragraph 6 or 7 of this Exhibit A, then you will forfeit all of your Restricted Shares upon such Termination of Affiliation. In the absence of an event specified in paragraph 6, you will forfeit that number of your Restricted Shares that have not become fully vested under paragraph 7. All of your rights to and interest in any Restricted Shares that are forfeited under this paragraph 8 will terminate upon forfeiture. You agree to immediately repay to the Company all dividends, if any, paid in cash or in stock with respect to your forfeited Restricted Shares.

9. Tax Withholding. As of any date that a required tax withholding liability (“Required Withholding”) occurs, you must remit the minimum amount necessary to satisfy the Required Withholding. The Company will not deliver Shares to you or release the restrictions on Shares under this Agreement unless you remit (or in appropriate cases agree to remit) or otherwise provide for the Required Withholding as described below. The Committee may require you to satisfy the Required Withholding by either (or a combination) of the following means: (a) a cash payment, or (b) withholding from your Restricted Shares that are no longer subject to forfeiture a number of whole Shares sufficient to pay the minimum statutory amount of the Required Withholding. The Committee may give you the opportunity to elect to satisfy such Required Withholding in one or both of the above methods. If this election is extended to you, the Committee hereby accepts your irrevocable election made prior to the time the Required Withholding liability occurs. The Company retains the discretion to require a specific method of withholding and may exercise such discretion at any time prior to the Required Withholding or, if applicable, the earlier date of your irrevocable election. In the event the Required Withholding is not equal to the number of whole Shares used to satisfy such Required Withholding as provided above, you will be required to pay the additional amount in cash, either by a cash payment or by withholding from compensation otherwise payable to you.

10. No Right to Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or an Affiliate to terminate your employment or service at any time, nor confer upon you the right to continue in the employ of the Company or an Affiliate.

11. Right of Recovery. Notwithstanding the provisions of paragraphs 6 and 7 of this Exhibit A or any other provisions of this Restricted Shares Award Agreement to the contrary, the Company may recover from you any amount required to be recovered under the rules of any exchange on which the Company’s Shares are registered and any amount the Committee determines is appropriate under the Company’s policies regarding recovery of incentive compensation, as such policies may be in effect from time to time.

12. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Corporate Secretary. Any notice to be given to you shall be addressed to you at the address listed in the Company’s records. By written notice referencing this paragraph of this Agreement, either party may designate a different address for notices. Any notice under this Agreement to the Company shall become effective upon receipt by the Company. Any notice under this Agreement to you will be deemed to have been delivered to you when delivered in person or when deposited in the United States mail, addressed to you at your address on the shareholder records of the Company, or such other address as you have designated under this paragraph.

13. Tax Consultation. Your signature on this Agreement means that you understand that you may incur tax consequences as of any date that a number (which may be all or part) of your Restricted Shares would no longer be forfeited if you were to have a Termination of Affiliation on such date. You agree to consult with any tax consultants you think advisable in connection with tax issues regarding your Restricted Shares Award and you acknowledge that you are not relying, and will not rely, on the Company or any Affiliate for any tax advice. Please see Section 17.2 of the Plan regarding Code Section 83(b) elections with respect to your Restricted Shares.

14. Amendment. The Company reserves the right to amend the Plan at any time. The Committee reserves the right to amend this Agreement at any time.

15. Severability. If any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any part of this Agreement not declared to be unlawful or invalid. Any part so declared unlawful or invalid shall, if possible, be construed in a manner which gives effect to the terms of such part to the fullest extent possible while remaining lawful and valid.

16. Applicable Law. This Agreement shall be governed by the laws of the State of Delaware other than its laws respecting choice of law.

17. Headings. Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

18. No Waiver. The failure of Company in any instance to exercise any of its rights granted under this Agreement or the Plan shall not constitute a waiver of any other rights that may arise under this Agreement.